UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 ---------------------------- FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 4, 2009 (November 2, 2009)

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Date of Report (Date of earliest event Reported)

     L & L INTERNATIONAL HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 101, Seattle WA 98188
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(Address of principal executive offices) (Zip Code)

     (206) 264-8065
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Registrant’s Telephone Number, Including Area Code

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Appointment of Board Members

     The Board of L&L International Holdings, Inc. (the Registrant) appointed Mr. Dennis Bracy as an Independent Board Member, effective November 2, 2009. Mr. Bracy is also named to the Nominations Committee. His appointment increased the number of board members from five (5) to six (6), of which four (4) are Independent Members and two (2) are Non-Independent Members.

     There is no arrangement or understanding between Mr. Bracy and any other persons pursuant to which he was selected as a board member. Since the beginning of the Company’s last fiscal year through the present, he has had no business transactions with the Company, and there are currently no proposed transactions in which Mr. Bracy had or will have a direct or indirect material interest.

     The Registrant also appointed Ms. Shirley Kiang as Chair of the Compensation Committee and Mr. Ian Robinson as Chair of the Audit Committee. Mr. Bracy replaced Robert Lee as an Independent Member and Mr. Lee became a Non-Independent Member.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: November 4, 2009	By:	/s/ Dickson V. Lee

Dickson V. Lee,
Chief Executive Officer